Exhibit 99.1

July 25, 2024	For More Information Contact:
For Immediate Release	Janet Verneuille, SEVP and CFO
(516) 671-4900, Ext. 7462

THE FIRST OF LONG ISLAND CORPORATION

REPORTS EARNINGS FOR THE SECOND QUARTER OF 2024

Melville, New York, July 25, 2024 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC, the “Company” or the “Corporation”), the parent of The First National Bank of Long Island (the “Bank”), reported earnings for the three and six months ended June 30, 2024.

President and Chief Executive Officer Chris Becker commented on the Company's results: "We are encouraged by a quarter of increase in many financial metrics, including both deposit and loan growth during the quarter.  At the end of the first quarter of this year, I commented that we believe our margin should be at the bottom.  A one basis point increase in the margin during the second quarter is reflective of that guidance.  Our noninterest income and noninterest expense beat our guidance for the second straight quarter.  Finally, our credit quality results remained strong."

Analysis of Earnings - Six Months Ended June 30, 2024

Net income and earnings per share for the six months ended June 30, 2024, were $9.2 million and $0.41, respectively, compared to $13.4 million and $0.59, respectively, for the comparable period in 2023. The principal drivers of the change in earnings were a decline in net interest income of $8.9 million, or 19.5%, and an increase in the provision for credit losses of $1.6 million, partially offset by a loss on sales of securities of $3.5 million in the first quarter of 2023 and decreases in noninterest expense of $1.0 million and income tax expense of $1.4 million. The six months ended 2024 produced a return on average assets of 0.44%, return on average equity of 4.93%, net interest margin of 1.80%, and an efficiency ratio of 75.00%.

Net interest income declined when comparing the six months of 2024 and 2023 due to an increase in interest expense of $18.8 million that was only partially offset by a $9.9 million increase in interest income. The cost of interest-bearing liabilities increased 128 basis points while the yield on interest-earning assets increased 45 basis points when comparing the six-month periods.  The Bank's balance sheet remains liability sensitive but the pace of repricing of average interest earning assets is beginning to match the pace of repricing of average interest-bearing liabilities, which stabilized the net interest margin over the first half of 2024.

The Bank recorded a provision for credit losses of $570,000 for the six months ended 2024, compared to a provision reversal of $1.1 million in the same period of 2023. The decline in the reserve was driven largely by declines in historical loss rates and specific reserves, partially offset by a deterioration in current and forecasted economic conditions, including adjustments for rent stabilization status of multifamily properties. The reserve coverage ratio remained stable at 0.88% of total loans at June 30, 2024 as compared to 0.88% at March 31, 2024 and 0.89% at December 31, 2023. Past due loans and nonaccrual loans were at $942,000 and $2.4 million, respectively, on June 30, 2024. Overall credit quality of the loan and investment portfolios remain strong.

Noninterest income, excluding the loss on sales of securities in the 2023 period, increased $454,000, or 8.8%, when comparing the first six months of 2024 and 2023. Recurring components of noninterest income including bank-owned life insurance (“BOLI”) and service charges on deposit accounts had increases of 7.8% and 10.5%, respectively. Other noninterest income increased 8.2% and included increases of $287,000 in merchant card services and $121,000 in pension income, which were partially offset by a gain on disposition of premises and fixed assets of $240,000 in 2023.

Noninterest expense declined $1.0 million, or 3.1%, for the six months of 2024, as compared to the same period in 2023. Reductions in occupancy and equipment expense of $397,000, telecommunication expense of $285,000, professional fees of $268,000 and salaries and employee benefits of $145,000 drove the decline. The decrease in occupancy and equipment expense was largely due to the ongoing branch optimization strategy, which resulted in the closing of various locations. Telecom expense decreased mainly due to efficiencies associated with system upgrades. Salaries and employee benefits declined largely due to a decrease in incentives compensation expense.

Income tax expense decreased $1.4 million, and the effective tax rate declined to 3.9% for the six months ended 2024 as compared to 11.6% for the same period in prior year. The decline in the effective tax rate is mainly due to an increase in the percentage of pre-tax income derived from the Bank’s real estate investment trust and BOLI. The decrease in income tax expense reflects the lower effective tax rate and a decline in pre-tax income.

Analysis of Earnings – Second Quarter 2024 Versus Second Quarter 2023

Net income for the second quarter of 2024 decreased $2.1 million as compared to the second quarter of last year.  The decrease is mainly attributable to a $3.4 million decline in net interest income for substantially the same reasons discussed above with respect to the six-month periods along with a $570,000 increase in the provision for credit losses.  Partially offsetting the decrease in net interest income was reductions in salaries and employee benefits and occupancy and equipment expense of $354,000 and $286,000, respectively, for substantially the same reasons previously discussed.  The quarter produced a return on average assets of 0.45%, return on average equity of 5.15%, net interest margin of 1.80%, and an efficiency ratio of 73.55%.

Analysis of Earnings – Second Quarter 2024 Versus First Quarter 2024

Net income for the second quarter of 2024 increased $363,000 compared to the first quarter of 2024. The increase was partially due to an increase in net interest income of $270,000, primarily due to an increase in interest income on loans and taxable investment securities along with decreases in borrowings outweighing the increase in interest expense on savings, NOW and money market deposits.  Also contributing to the favorable earnings over the linked quarter is a decrease in salaries and employee benefits of $474,000 partially offset by an increase in the provision for credit losses of $570,000. Salaries and employee benefit expenses were lower in the second quarter of 2024 due to a decline in incentive compensation and payroll related expenses.

The increase in the net interest margin to 1.80% in the second quarter of 2024 from 1.79% in the first quarter of 2024 was largely due to the stabilization of our wholesale funding cost that is essentially repriced to current market rates. Additionally, average interest-bearing deposits increased $73.1 million and average higher cost borrowings decreased $52 million.

Liquidity

Total average deposits declined by $81.0 million, or 2.4%, when comparing the first halves of 2024 to 2023, reflecting industry trends. On June 30, 2024, overnight advances and other borrowings were down by $70.0 million and $42.5 million, respectively, from year-end 2023. The Bank had $1.1 billion in collateralized borrowing lines with the Federal Home Loan Bank of New York and the Federal Reserve Bank, as well as a $20 million unsecured line of credit with a correspondent bank. We also had $282.5 million in unencumbered cash and securities. In total, we had approximately $1.4 billion of available liquidity on June 30, 2024.

Capital

The Corporation’s capital position remains strong with a leverage ratio of approximately 9.91% on June 30, 2024.  Book value per share was $16.71 on June 30, 2024, versus $16.22 on June 30, 2023. The accumulated other comprehensive loss component of stockholders’ equity is mainly comprised of a net unrealized loss in the available-for-sale securities portfolio due to higher market interest rates. The Company declared its quarterly cash dividend of $0.21 per share during the quarter. There were no share repurchases during the quarter. The Board and management continue to evaluate both capital management tools to provide the best opportunity to maximize shareholder value.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934. Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”. The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2024. The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about August 1, 2024, when it is anticipated to be electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	6/30/2024	12/31/2023
	(dollars in thousands)
Assets:
Cash and cash equivalents	$67,289	$60,887
Investment securities available-for-sale, at fair value	657,989	695,877

Loans:
Commercial and industrial	150,587	116,163
Secured by real estate:
Commercial mortgages	1,936,691	1,919,714
Residential mortgages	1,122,866	1,166,887
Home equity lines	39,665	44,070
Consumer and other	1,330	1,230
	3,251,139	3,248,064
Allowance for credit losses	(28,484)	(28,992)
	3,222,655	3,219,072

Restricted stock, at cost	27,530	32,659
Bank premises and equipment, net	30,687	31,414
Right-of-use asset - operating leases	21,270	22,588
Bank-owned life insurance	115,317	114,045
Pension plan assets, net	10,527	10,740
Deferred income tax benefit	31,628	28,996
Other assets	24,432	19,622
	$4,209,324	$4,235,900
Liabilities:
Deposits:
Checking	$1,123,244	$1,133,184
Savings, NOW and money market	1,628,078	1,546,369
Time	612,119	591,433
	3,363,441	3,270,986

Overnight advances	—	70,000
Other borrowings	430,000	472,500
Operating lease liability	23,553	24,940
Accrued expenses and other liabilities	16,134	17,328
	3,833,128	3,855,754
Stockholders' Equity:
Common stock, par value $0.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 22,517,881 and 22,590,942 shares	2,252	2,259
Surplus	78,537	79,728
Retained earnings	355,674	355,887
	436,463	437,874
Accumulated other comprehensive loss, net of tax	(60,267)	(57,728)
	376,196	380,146
	$4,209,324	$4,235,900

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended		Three Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
	(dollars in thousands)
Interest and dividend income:
Loans	$67,653	$61,888	$34,110	$31,483
Investment securities:
Taxable	14,472	9,283	7,479	5,614
Nontaxable	1,917	2,972	957	1,027
	84,042	74,143	42,546	38,124
Interest expense:
Savings, NOW and money market deposits	21,520	13,386	11,437	7,611
Time deposits	14,036	7,301	7,059	4,232
Overnight advances	267	546	4	438
Other borrowings	11,627	7,435	5,615	4,002
	47,450	28,668	24,115	16,283
Net interest income	36,592	45,475	18,431	21,841
Provision (credit) for credit losses	570	(1,056)	570	—
Net interest income after provision (credit) for credit losses	36,022	46,531	17,861	21,841

Noninterest income:
Bank-owned life insurance	1,697	1,574	857	794
Service charges on deposit accounts	1,701	1,540	821	753
Net loss on sales of securities	—	(3,489)	—	—
Other	2,240	2,070	1,186	1,135
	5,638	1,695	2,864	2,682
Noninterest expense:
Salaries and employee benefits	19,474	19,619	9,500	9,854
Occupancy and equipment	6,324	6,721	3,110	3,396
Other	6,257	6,748	3,239	3,267
	32,055	33,088	15,849	16,517
Income before income taxes	9,605	15,138	4,876	8,006
Income tax expense	372	1,758	78	1,107
Net income	$9,233	$13,380	$4,798	$6,899

Share and Per Share Data:
Weighted Average Common Shares	22,515,464	22,522,663	22,510,359	22,551,568
Dilutive restricted stock units	62,161	59,910	50,494	33,309
	22,577,625	22,582,573	22,560,853	22,584,877

Basic EPS	$0.41	$0.59	$0.21	$0.31
Diluted EPS	0.41	0.59	0.21	0.31
Cash Dividends Declared per share	0.42	0.42	0.21	0.21

FINANCIAL RATIOS
(Unaudited)
ROA	0.44%	0.64%	0.45%	0.66%
ROE	4.93	7.27	5.15	7.44
Net Interest Margin	1.80	2.25	1.80	2.17
Dividend Payout Ratio	102.44	71.19	100.00	67.74
Efficiency Ratio	75.00	64.31	73.55	66.61

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	6/30/2024		12/31/2023
	(dollars in thousands)
Loans including modifications to borrowers experiencing financial difficulty:
Modified and performing according to their modified terms	$426		$431
Past due 30 through 89 days	942		3,086
Past due 90 days or more and still accruing	—		—
Nonaccrual	2,370		1,053
	3,738		4,570
Other real estate owned	—		—
	$3,738		$4,570

Allowance for credit losses	$28,484		$28,992
Allowance for credit losses as a percentage of total loans	0.88%		0.89%
Allowance for credit losses as a multiple of nonaccrual loans	12.0	x	27.5	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Six Months Ended June 30,
	2024			2023
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$83,341	$2,271	5.48%	$44,889	$1,067	4.79%
Investment securities:
Taxable (1)	629,958	12,201	3.87	533,866	8,216	3.08
Nontaxable (1) (2)	153,001	2,427	3.17	234,036	3,762	3.21
Loans (1) (2)	3,236,620	67,653	4.18	3,270,722	61,890	3.78
Total interest-earning assets	4,102,920	84,552	4.12	4,083,513	74,935	3.67
Allowance for credit losses	(28,639)			(30,811)
Net interest-earning assets	4,074,281			4,052,702
Cash and due from banks	32,751			30,388
Premises and equipment, net	31,093			32,024
Other assets	120,772			116,229
	$4,258,897			$4,231,343
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,576,447	21,520	2.75	$1,675,355	13,386	1.61
Time deposits	638,028	14,036	4.42	510,461	7,301	2.88
Total interest-bearing deposits	2,214,475	35,556	3.23	2,185,816	20,687	1.91
Overnight advances	9,560	267	5.62	20,845	546	5.28
Other borrowings	487,541	11,627	4.80	374,285	7,435	4.01
Total interest-bearing liabilities	2,711,576	47,450	3.52	2,580,946	28,668	2.24
Checking deposits	1,131,917			1,241,566
Other liabilities	39,137			37,541
	3,882,630			3,860,053
Stockholders' equity	376,267			371,290
	$4,258,897			$4,231,343

Net interest income (2)		$37,102			$46,267
Net interest spread (2)			0.60%			1.43%
Net interest margin (2)			1.80%			2.25%

(1) The average balances of loans include nonaccrual loans. The average balances of investment securities exclude unrealized gains and losses on available-for-sale securities.

(2) Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended June 30,
	2024			2023
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$111,565	$1,520	5.48%	$40,668	$520	5.13%
Investment securities:
Taxable (1)	621,059	5,959	3.84	599,558	5,094	3.40
Nontaxable (1) (2)	152,585	1,212	3.18	165,559	1,300	3.14
Loans (1)	3,229,796	34,110	4.22	3,253,952	31,483	3.87
Total interest-earning assets	4,115,005	42,801	4.16	4,059,737	38,397	3.78
Allowance for credit losses	(28,330)			(30,204)
Net interest-earning assets	4,086,675			4,029,533
Cash and due from banks	33,798			29,768
Premises and equipment, net	30,929			32,263
Other assets	120,660			117,288
	$4,272,062			$4,208,852
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,618,812	11,437	2.84	$1,673,101	7,611	1.82
Time deposits	632,201	7,059	4.49	513,414	4,232	3.31
Total interest-bearing deposits	2,251,013	18,496	3.30	2,186,515	11,843	2.17
Overnight advances	275	4	5.85	32,747	438	5.36
Other borrowings	470,824	5,615	4.80	378,654	4,002	4.24
Total interest-bearing liabilities	2,722,112	24,115	3.56	2,597,916	16,283	2.51
Checking deposits	1,137,244			1,201,585
Other liabilities	38,259			37,391
	3,897,615			3,836,892
Stockholders' equity	374,447			371,960
	$4,272,062			$4,208,852

Net interest income (2)		$18,686			$22,114
Net interest spread (2)			0.60%			1.27%
Net interest margin (2)			1.80%			2.17%

(1) The average balances of loans include nonaccrual loans. The average balances of investment securities exclude unrealized gains and losses on available-for-sale securities.

(2) Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt investment securities had been made in investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.